UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

ZOOM VIDEO COMMUNICATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38865	61-1648780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, 6th Floor San Jose, California	95113
(Address of Principal Executive Offices)	(Zip Code)

(888) 799-9666

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ZM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2022, Greg Tomb accepted Zoom Video Communications, Inc.’s (the “Company”) offer to join the Company as a President, effective June 7, 2022. In connection with Mr. Tomb’s appointment, on June 6, 2022, the Company’s board of directors determined that each of Ryan Azus and Janine Pelosi, who will report to Mr. Tomb, would no longer be an executive officer, as defined under the Securities Exchange Act of 1934, as amended, effective as of Mr. Tomb’s appointment. Mr. Azus’s and Ms. Pelosi’s respective titles, duties, and responsibilities, remain unaffected by this determination.

Greg Tomb, age 57, has served as President, Zoom since June 2022. Prior to joining Zoom, Mr. Tomb served as Vice President of Workspace, Geo and Security Sales at Google Cloud, a cloud computing services company, from April 2021 until June 2022. Prior to that, Mr. Tomb had been with SAP, a multinational provider of enterprise application software and software-related services, since 2003, serving as President of SAP Cloud Sales and GTM from March 2020 to April 2021, as President of SAP SuccessFactors, from July 2017 to March 2020 and has held responsibilities for SAP HANA Enterprise Cloud business and SAP’s Global Services Organization. In addition to SAP, Mr. Tomb served as Chief Executive Officer of Vivido Labs and has held leadership positions at both Accenture Consulting and Comergent Technologies. Mr. Tomb holds a Bachelor of Science in Engineering from Pennsylvania State University and an M.B.A from Loyola University of Chicago

In connection with his appointment, the Company and Mr. Tomb entered into an offer letter, which provides for a base salary of $400,000 per year, a target annual bonus of 8% of his base salary, and a grant of restricted stock units (“RSUs”) with a target grant date value of $45,000,000, which RSUs will vest over a four-year period, with 3.125% of the RSUs vesting twice per fiscal quarter on the Company’s regularly scheduled quarterly vesting dates (commencing on the date of grant), subject to Mr. Tomb’s continued service with the Company through each such vesting date. The offer letter also provides for the following severance benefits if Mr. Tomb is subject to an involuntary termination that occurs during the period commencing three months prior to, and ending 12 months following, the effective date of a change in control (“Change in Control Period”): (i) the vesting of Mr. Tomb’s then outstanding equity awards will be accelerated such that 100% of such awards are deemed immediately vested and exercisable; (ii) a lump-sum cash payment equal to six months of his then-current base salary; and (iii) six months of COBRA premiums. If Mr. Tomb is subject to an involuntary termination other than during a Change in Control Period, the vesting of his then-outstanding equity awards will be accelerated such that any portion of such awards that was scheduled to vest based on his continued services during the 12-month period following the date of his involuntary termination will be deemed immediately vested and exercisable.

Mr. Tomb has no direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K. Mr. Tomb has entered into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM VIDEO COMMUNICATIONS, INC.

Dated: June 6, 2022

	By:	/s/ Aparna Bawa
Aparna Bawa
Chief Operating Officer